  Exhibit 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS
SECOND QUARTER 2020 FINANCIAL RESULTS

BEVERLY HILLS, CA, AUGUST 13, 2020 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (OTCQB:TOMZ), is a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products - a hydrogen peroxide-based mist and fog comprised of ionized Hydrogen Peroxide (iHP), announced its results for the second quarter of 2020.

TOMI Chief Executive Officer, Dr. Halden Shane stated, “We experienced sustained growth in the second quarter and hit a major milestone with revenues exceeding $10 million as a result of strong global demand for innovative technologies in disinfection and infectious disease control. With the increase in sales to date and the foreseeable future, a second manufacturer was added to expand our production capacity. Meanwhile, TOMI’s customer base continues to grow while additional channels are showing interest in SteraMist and the versatility of the product. TOMI has been hiring additional employees to improve our quality control standards and upgrade our internal controls. As always, TOMI is introducing new products and enhancements as we strive to innovate for a safer world”.

Financial Results for the Three Months Ended June 30, 2020 compared to June 30, 2019
●
Total net revenue was $10,028,000 compared to $1,639,000, representing an increase of $8,389,000, or 512%.
-
SteraMist® product-based revenues was $9,235,000 and $1,504,000, respectively, representing an increase of $7,731,000 or 514%.
-
Service-based revenue was $793,000 and $135,000, respectively, representing an increase of $658,000 or 487%.
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Domestic revenue was $8,392,000 and $1,428,000, respectively, representing an increase of $6,964,000, or 488%.
-
International revenue was approximately $1,636,000 and $211,000, respectively, representing an increase of $1,425,000 or 675%.
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Gross margins were 55.5% compared to 59.5%. The lower gross profit is attributable to the product mix in sales.
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Income from operations was $3,657,000, compared to a Loss from operations of ($535,000), representing an increase of $4,192,000.
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Net Income was $3,657,000, or $0.03 on a per share basis compared to a Net loss of ($585,000), or ($0.00) on a per share basis, representing an increase of $4,242,000.
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EBITDA was $3,829,000 compared to an adjusted net loss of ($356,000). A table reconciling EBITDA to the appropriate GAAP measure is included with the Company's financial information below.
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Cash provided from operations for the six months ended June 30, 2020 and 2019 of $5,385,000, compared to cash used in operations of ($120,000), respectively.

Balance sheet highlights as of June 30, 2020 and December 31, 2019
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Cash and cash equivalents of approximately $6,268,000 and $897,000, representing an increase of $5,371,000.
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Working capital of $10,583,000 and ($1,266,000), representing an increase of $11,849,000.
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Shareholders’ equity of $12,159,000 and $890,000, representing an increase of $11,269,000.

Current Business Highlights To Date
Revenues
●
Second quarter revenue of $10,028,000 is the highest gross amount of quarterly sales reported in TOMI’s history.
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Year over year growth in overall revenue through June 30th of $14,191,000 or 491%.
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Year over year growth in equipment and solution revenue through June 30th of $13,347,000 or 527%.
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Year over year growth in service revenue through June 30th of $844,000 or 236%.
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Sold 514 machines to date in 2020, representing an 852% increase over the same prior year period.

Customers
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Added two hundred (200) customers to date in 2020, representing a 471% increase over the same prior year period.
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Added forty-nine (49) new facilities in the hospital-healthcare division to date in 2020, representing a 600% increase over the same prior year period.
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Added seventy-four (74) new TSN providers to date in 2020, representing a 1,380% increase over the same prior year period, creating a total of 175 providers throughout 40 U.S. States and Canada.
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Added twenty-nine (29) new customers to our Life Sciences customer base, representing an increase of 93%.
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Added four (4) new Food Safety customer who purchased and implemented our SteraMist technology into their facilities.
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Added twenty-seven (27) customers in a variety of new commercial channels, both in domestic and international territories. These customers include but are not limited to use sites such as aviation, prisons, police and fire departments, automobile, marine, education, regulatory consulting agencies, hospitality and, of course, emergency preparedness for counties and cities.

Business Highlights
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Increased demand on solution re-orders as disinfecting and decontamination procedures have increased exponentially across the world.

●
Saw an increase in Hospital-Healthcare customers purchasing multiple SteraMist units in order to deploy throughout multiple locations and/or areas within a facility.
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Saw an increase in servicing national accounts across multiple facilities both via iHP Corporate Service and our TSN.
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Entered into a new manufacturing agreement with Planet Innovation Products, Pty Ltd.
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Increased demand of product and services has led to the hiring and onboarding of additional employees to assist in a wide variety of company operations, including but not limited to accounting, procurement, customer satisfaction, and quality control.
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Published Study Determining the Effectiveness of Decontamination with Ionized Hydrogen Peroxide, Lead Author, Miguel A. Grimaldo, Applied Biosafety Journal.
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Announced Completion and Testing Trial of Its First Disinfection Robot.
TOMI enters into multiple separate AMR (Autonomous Mobile Robots) manufacturing agreements globally for “SteraBot” TOMI’s disinfecting automatous robot.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®
TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of  ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.
TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS
Current Assets:	June 30, 2020 (Unaudited)	December 31, 2019
Cash and Cash Equivalents	$6,268,061	$897,223
Accounts Receivable - net	4,591,061	1,494,658
Inventories	2,759,299	2,315,214
Vendor Deposits	568,599	141,052
Prepaid Expenses	257,981	187,664
Total Current Assets	14,445,001	5,035,811

Property and Equipment – net	1,200,510	1,367,864

Other Assets:
Intangible Assets – net	752,316	939,010
Operating Lease - Right of Use Asset	653,626	674,471
Capitalized Software Development Costs - net	73,327	94,278
Other Assets	302,429	114,033
Total Other Assets	1,781,698	1,821,792
Total Assets	$17,427,209	$8,225,467

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$3,012,832	$713,222
Accrued Expenses and Other Current Liabilities	710,270	450,112
Accrued Officers Compensation	31,058	-
Accrued Interest	-	66,667
Customer Deposits	32,040	-
Current Portion of Long-Term Operating Lease	76,266	71,510
Convertible Notes Payable, net of discount of $0
at December 31, 2019	-	5,000,000
Total Current Liabilities	3,862,466	6,301,511

Long-Term Liabilities:
Loan Payable	410,700	-
Long-Term Operating Lease, Net of Current Portion	995,068	1,034,413
Total Long-Term Liabilities	1,405,768	1,034,413
Total Liabilities	5,268,235	7,335,924

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 510,000 shares issued
and outstanding at June 30, 2020 and December 31, 2019	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at June 30, 2020 and December 31, 2019	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
133,752,600 and 124,700,418 shares issued and outstanding
at June 30, 2020 and December 31, 2019, respectively.	1,337,525	1,247,004
Additional Paid-In Capital	48,039,415	43,136,683
Accumulated Deficit	(37,223,066)	(43,499,244)
Total Shareholders’ Equity	12,158,974	889,543
Total Liabilities and Shareholders’ Equity	$17,427,209	$8,225,467

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Sales, net	$10,028,497	$1,638,674	$17,081,915	$2,891,332
Cost of Sales	4,463,602	663,362	7,029,012	1,156,672
Gross Profit	5,564,895	975,312	10,052,903	1,734,660

Operating Expenses:
Professional Fees	54,831	108,923	190,956	214,404
Depreciation and Amortization	172,298	179,535	344,207	356,380
Selling Expenses	388,827	518,546	767,472	960,216
Research and Development	141,123	68,659	200,581	161,236
Equity Compensation Expense	114,293	6,116	297,065	87,033
Consulting Fees	69,705	20,261	151,250	55,267
General and Administrative	967,158	608,605	1,785,303	1,303,485
Total Operating Expenses	1,908,235	1,510,645	3,736,834	3,138,021
Income (loss) from Operations	3,656,660	(535,333)	6,316,069	(1,403,361)

Other Income (Expense):
Amortization of Debt Discounts	-	-	-	(17,534)
Interest Income	1,043	629	1,585	1,659
Interest Expense	(787)	(50,000)	(41,476)	(100,000)
Total Other Income (Expense)	256	(49,371)	(39,891)	(115,875)

Income (loss) before income taxes	3,656,916	(584,704)	6,276,178	(1,519,236)
Provision for Income Taxes	-	-	-	-
Net Income (loss)	$3,656,916	$(584,704)	$6,276,178	$(1,519,236)

Net income (loss) Per Common Share
Basic	$0.03	$(0.00)	$0.05	$(0.01)
Diluted	$0.02	$(0.00)	$0.04	$(0.01)

Basic Weighted Average Common Shares Outstanding	133,541,403	124,699,539	130,172,111	124,679,534
Diluted Weighted Average Common Shares Outstanding	148,558,078	124,699,539	145,188,786	124,679,534

Reconciliation of Net Income to EBITDA

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net income (loss)	$3,656,916	$(584,704)	$6,276,178	$(1,519,236)

Interest Income	(1,043)	(629)	(1,585)	(1,659)
Interest Expense	787	50,000	41,476	100,000
Depreciation and Amortization	172,298	179,535	344,207	356,380
Other	-	-	-	17,534
EBITDA (Adjusted Loss)	$3,828,958	$(355,798)	$6,660,276	$(1,046,981)

EBITDA Margin	38%	(22%)	39%	(36%)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

INVESTOR RELATIONS CONTACT

Harold Paul
hpaul@tomimist.com